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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Defined Asset Funds Municipal Defined Fund:

We consent to the use in this Registration Statement No. 333-58397 of our report dated August 14, 1998 relating to the Statement of Condition of Defined Asset Funds Municipal Defined Fund, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 14, 1998